UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2025

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number			State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc.			Delaware	81-3881866
8360 S. Durango Dr.
	Las Vegas,	Nevada	89113
		(702)	876-7237

001-7850	Southwest Gas Corporation			California	88-0085720
8360 S. Durango Dr.
	Las Vegas,	Nevada	89113
		(702)	876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc.:
Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Southwest Gas Corporation:
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2025, Southwest Gas Holdings, Inc. and Southwest Gas Corporation (the "Companies") appointed Mr. Fabio A. Pineda as Vice President/Controller/Chief Accounting Officer for each of the Companies, effective July 17, 2025. Mr. Pineda, age 44, served as Assistant Controller of Sempra, an energy infrastructure company with one of the largest energy networks in North America, since July 2020. His responsibilities included overseeing Sempra's financial reporting, consolidation, pension and benefits, and corporate and technical accounting, as well as providing accounting oversight across Sempra's portfolio of operating companies. He also served as Director - Corporate Accounting Research & Policies at Sempra and led the department from April 2017 to July 2020. Mr. Pineda began his accounting career at Ernst & Young LLP in 2007 and remained there until 2017 when he moved to Sempra. Mr. Pineda is a Certified Public Accountant in the state of Texas and holds a dual Bachelor of Business Administration in Accounting and Finance with a concentration in Global Energy Management from the University of Houston, C.T. Bauer College of Business.

Mr. Pineda will receive an annual salary of $340,000. He will receive a cash signing bonus of $350,000, paid over two years in equal installments, with the first payment made within 30 days of his start date and the remaining payments made on the first and second anniversary dates of Mr. Pineda's employment. Mr. Pineda will also receive an award of time-based restricted stock units and performance stock units subject to vesting and forfeiture on terms substantially similar to awards made to other officers of the Companies. He will be eligible for annual cash incentive awards and long-term equity incentive awards, and will participate in other compensation and benefit programs at levels consistent with his position and scope of responsibilities. In connection with Mr. Pineda’s appointment, Mr. Pineda and the Companies will enter into Change in Control Agreements of the same form provided to the other officers of the Companies. Additionally, Mr. Pineda and the Companies will enter into the Companies' standard form of indemnification agreement used with other officers of the Companies.

No family relationships exist between Mr. Pineda and any of the Companies' directors or executive officers or any person nominated or chosen by the Companies to become a director or executive officer. There are no arrangements or understandings between Mr. Pineda and any other person pursuant to which Mr. Pineda was selected as an officer, nor are there any transactions to which the Companies are or were a participant and in which Mr. Pineda has or had a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Pineda will assume the Controller role from Robert J. Stefani, who will transition out of the Controller role on July 17, 2025 and continue in his role as Senior Vice President/Chief Financial Officer for the Companies. Mr. Stefani's transition out of the Controller role is not the result of any disagreement with the Companies on any matter related to the Companies' operations, policies or procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

July 9, 2025	/s/ CATHERINE M. MAZZEO
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety and Compliance Officer and Corporate Secretary

SOUTHWEST GAS CORPORATION

July 9, 2025	/s/ CATHERINE M. MAZZEO
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety and Compliance Officer and Corporate Secretary